                                                                  EXHIBIT 10.112


                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of December 1, 1998 (the "Effective Date"), by and between ARE-JOHN HOPKINS COURT, LLC, a Delaware limited liability company ("Landlord"), and SEQUANA THERAPEUTICS, INC., a California corporation doing business as Axys Pharmaceuticals, Inc. ("Tenant"), in connection with the following:

     A. Landlord and Tenant have previously entered into that certain Lease dated January 7, 1998 (the "Lease"), pursuant to which Tenant leases from Landlord certain portions of the property commonly known as 3550 John Hopkins Court, San Diego, California, and more particularly described in the Lease. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Lease.

     B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Amendments to Lease. Effective as of the Effective Date, the Lease is amended as follows:

     a.   Section 2.1.4 is deleted in its entirety.

     b.   Section 2.1.5 is deleted in its entirety.

     c. Section 2.1.7 is deleted in its entirety and replaced with the following:

          "2.1.7 (a)     As used herein, "Term Commencement Date" shall mean
                         April 1, 1999.

                 (b) As used herein, "Term Expiration Date" shall mean December 31, 1999."

     d. Section 2.1.10(a) is deleted in its entirety and replaced with the following:

          "(a)      Address for Rent Payment
                    ARE-John Hopkins Court, LLC
                    135 N. Los Robles Avenue, Suite 250
                    Pasadena, California 91101
                    Attention: Accounts Receivable"

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

e. Section 2.1.10(b) is deleted in its entirety and replaced with the following:

     "(b) Address for Notices to Landlord
          ARE-John Hopkins Court, LLC
          135 N. Los Robles Avenue, Suite 250
          Pasadena, California 91101
          Attention:  General Counsel"

f. Section 2.1.10(c) is deleted in its entirety and replaced with the following:

     "(c) Address for Notices to Tenant:
          Axys Pharmaceuticals, Inc.
          180 Kimball Way
          South San Francisco, California 94080
          Attention:  Mr. Frederick J. Ruegsegger

          With a copy to:
          Axys Pharmaceuticals, Inc.
          180 Kimball Way
          South San Francisco, California 94080
          Attention:  William J. Newell, Esq."

g.   Section 2.1.13 is deleted in its entirety and replaced with the following:

     "2.1.13   As used herein, "Leasehold Improvement Allowance" shall mean
     $0.00."

h.   Section 2.1.14 is deleted in its entirety.

i.   The following shall be added as a new Section 3.3 to the Lease:

     "3.3 At any time during the Term, Landlord shall have the right to terminate this Lease by delivering written notice of such termination (the "Termination Notice") to Tenant not less than 7 business days prior to the effective date of such termination (the "Termination Date") as set forth in such Termination Notice. Upon the Termination Date, any amounts of Rent due and owing from Tenant to Landlord, including,without limitation, any then unpaid portion of Basic Annual Rent (as hereinafter defined), shall be immediately due and payable."

j.   Each of Sections 4.1, 4.2, 4.3 and 4.5 is hereby deleted in its entirety.



                                       2
[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

k. So long as Tenant is not in default under the Lease (as amended by this Amendment, including the provisions of paragraph 2, below) beyond any applicable cure periods, Section 5.1 shall be deleted in its entirety and replaced with the following:

     "5.1 Tenant agrees to pay Landlord rent in the total amount of $[*]
          ("Basic Annual Rent") for the term of the Lease. Basic Annual Rent shall be payable as follows:

          (a) Concurrent with the execution and delivery of the First Amendment to Lease by and between Landlord and Tenant ("First Amendment"), Tenant shall pay to Landlord the amount of [*] (First Installment of Basic Annual Rent").

          (b) Commencing on April 1, 1999, and on the first day of each month thereafter until the Term Expiration Date, Tenant shall pay to Landlord the amount of [*] (each such payment, a "Monthly Rental Installment of Basic Annual Rent").

          (c)  In the event this Lease is terminated by Landlord pursuant to
               Section 3.3 of this Lease, any and all portions of Basic Annual Rent not then paid to Landlord shall immediately become due and payable. Tenant's obligation to pay Basic Annual Rent shall survive the early termination of this Lease."

l.   Section 6.1 is deleted in its entirety.

m.   Section 7.2 is deleted in its entirety and replaced with the following:

     "7.2 Tenant shall pay to Landlord on the first day of each month from the Term Commencement Date through the earlier to occur of (i) the Termination Date, or (ii) the Term Expiration Date, as Additional Rent, [*] Any amount due under this Section 7.2 for any period which is less than a full month shall be prorated (based on a 30 day month) for such fractional month."

n.   Section 7.3 is deleted in its entirety.

 [*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

      o. Section 7.4 is deleted in its entirety and replaced with the following:

            "7.4 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date. The responsibility of Tenant for Operating Expenses shall continue until the earlier to occur of (i) the Termination Date, or (ii) the Term Expiration Date."

      p.    Section 10.4 is deleted in its entirety.

      q. Section 14.1 is deleted in its entirety and replaced with the following:

            "14.1 Tenant acknowledges that neither Landlord nor any agent of
                  Landlord has made any representation or warranty with respect to the condition of the Demised Premised, the Building or the Project, or with respect to the suitability of any of the foregoing for the conduct of Tenant's business."

      r. Section 17.1 is deleted in its entirety and replaced with the following:

            "17.1 Tenant shall make no alterations, additions or improvements in or to the Demised Premises."

      s.    Each of Sections 17.2, 17.3, 17.4, 17.5, 17.7, 17.10 and 17.11 is
deleted in its entirety.

      t. Section 22.1 is deleted in its entirety and replaced with the following:

            "22.1 In the event of a partial or total destruction of the Building by fire or other casualty, this Lease shall terminate as of the date of such destruction and (i) any amounts of Rent due and owing from Tenant to Landlord, including, without limitation, any then unpaid portion of Basic Annual Rent shall be immediately due and payable, and (ii) the responsibility of Tenant for Operating Expenses shall terminate as of the date of such destruction."

      u.    Each of Sections 22.2, 22.3, 22.4, 22.5, 22.6, and 22.7 is deleted in its entirety.

      v. Section 23.1 is deleted in its entirety and replaced with the following:

            "23.1 In the event of a whole or partial taking of the Building for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or a sale to prevent such taking, this Lease shall terminate as of the date of such taking or sale and (i) and amounts of Rent due and owing from Tenant to Landlord, including, without limitation, any then unpaid portion of Basic

          Annual Rent shall be immediately due and payable, and (ii) the responsibility of Tenant for Operating Expenses shall terminate as of the date of such taking or sale."

w.  Section 23.2 is deleted in its entirety and replaced with the following:

    "23.2 Any award for a whole or partial taking of the Building for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain shall belong to Landlord."

x.   Each of Sections 23.3 and 23.4 is deleted in its entirety.

y.   Section 24.4(a) is deleted in its entirety.

z.   Section 24.4(b) is deleted in its entirety and replaced with the following:

     "(b) The failure of Tenant to make any payment of Rent as and when due, where such failure shall continue for a period of 5 days after Tenant's actual receipt of written notice of delinquency from Landlord."

aa. Section 25.1 is deleted in its entirety and replaced with the following:

    "25.1 Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part hereof, or permit or suffer the Demised Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant's employees."

bb. Each of Sections 25.4, 25.5, 25.6, 25.8 and 25.10 is deleted in its entirety.

cc. Section 43.11 is deleted in its entirety and replaced with the following:

    "43.11 Notices. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder (each, a "Notice") must be in writing and shall be given by reputable overnight courier and shall be deemed received on the required delivery date set forth on such courier's mailing label for such Notice. All Notices shall be addressed to Tenant or Landlord, as applicable, at the addresses set forth for each party in Section 2.1.10, above."

dd.  Section 45.1 is deleted in its entirety.

ee. Each of Sections 46.1, 46.2, 46.3, 46.4 and 46.5 is deleted in its entirety.

2. Abatement of Lease Provisions. So long as Tenant is not then in default under Sections 5, 7, 10, 13, 16, 17, 19, 24, 25, 29 or 41 of the Lease (as such sections may be amended by this Amendment), Tenant shall have no obligations under, and shall not be in default under the Lease for failure to perform pursuant to the terms of, Sections 9, 18, 21.3, 21.4, 21.5, 21.6 and 21.8.

3. Forbearance by Landlord. So long as Tenant is not in default under the Lease (as amended by this Amendment), Landlord shall not commence any legal action against Tenant for any defaults under the Lease by Tenant occurring prior to the Effective Date. Concurrent with the final payment of Basic Annual Rent by Tenant, Landlord and Tenant shall execute the Agreement of Mutual General Releases attached hereto as Exhibit A.

4.   MISCELLANEOUS:

     a. This Amendment shall not be effective unless and until Tenant shall have delivered to Landlord the First Installment of Basic Annual Rent.

     b. This Amendment shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

     c. This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

     d. This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

     e. Each party has cooperated in the drafting and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against any party.

     f.   Each term of this Amendment is contractual and not merely a recital.

     g. This Amendment may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Amendment, which shall be binding upon and effective as to all parties.

h. The unenforceability of a portion of this Amendment shall not affect the enforceability of the remainder of this Amendment.

i. The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Amendment.

i. Except as specifically amended or modified by this Amendment, the Lease remains in full force and effect.

j. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD ADEQUATE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF ITS CHOOSING IN CONNECTION WITH THE EXECUTION HEREOF AND HAS DONE SO, OR VOLUNTARILY ELECTED NOT TO DO SO.




                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

   [STAMP]
APPROVED AS TO                  "Tenant"
 LEGAL FORM
LEGAL AFFAIRS                   AXYS PHARMACEUTICALS, INC., a California
 [Illegible                      corporation
  Initials]

                                By: /s/ Frederick J. Ruegsegger
                                    ------------------------------------

                                Its: Sr. VP & CFO
                                    ------------------------------------

                                "Landlord"

                                ARE - JOHN HOPKINS COURT, a Delaware limited liability company

                                BY: ARE-QRS CORP., a Maryland corporation, managing member


                                       By: /s/ Lynn Anne Shapiro
                                           ------------------------------------

                                       Its: General Counsel
                                           ------------------------------------

                                   Schedule 1

                       Estimated Operating Expense Budget

                                   SCHEDULE 1

                    3550 JOHNS HOPKINS COURT, SAN DIEGO, CA
                     ESTIMATED BUDGET OF OPERATING EXPENSES
                           AXYS PHARMACEUTICALS, INC.

                                      [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                   Exhibit A

                      Agreement of Mutual General Releases

                                  (Attached).

                      AGREEMENT OF MUTUAL GENERAL RELEASES

          THIS AGREEMENT OF MUTUAL GENERAL RELEASES (this "Agreement") is made as of __________________________, ____, by and between ARE - JOHN HOPKINS COURT, LLC, a Delaware limited liability company ("ARE"), and SEQUANA THERAPEUTICS, INC., a California corporation doing business as Axys Pharmaceuticals, Inc. ("Sequana") with respect to the following facts:

          A. ARE and Sequana previously entered into that certain Lease dated January 7, 1998, as amended by that certain First Amendment to Lease dated December 1, 1998 (as amended, the "Lease"), pursuant to which Sequana leased from ARE certain portions of the property commonly known as 3550 John Hopkins Court, San Diego, California, and more particularly described in the Lease. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Lease.

          B. Certain disputes arose between ARE and Sequana in connection with Sequana' performance of its obligations under the Lease (the "Lease Disputes").

          C. Pursuant to the terms of the First Amendment to Lease, (i) ARE agreed to release Sequana from any liability or claim in connection with the Lease Dispute so long as Sequana fully performed under the terms of the First Amendment to Lease, and (ii) Sequana agreed to release ARE from any liability or claim in connection with the Lease Dispute so long as ARE executed a release in favor of Sequana.

          D. Concurrent with the execution of this Agreement, Sequana shall deliver to ARE any and all amounts of Rent due and owning to ARE, including, without limitation, all unpaid amounts of Basic Annual Rent, and the Lease shall terminate.

          NOW THEREFORE, for good and valuable consideration, the adequacy of which is acknowledged, ARE and Sequana agree as follows:

          1. Except as to the representations, warranties and obligations set forth in and arising from this Agreement, ARE, on behalf of itself and each of its predecessors, successors, licensees, transferees, legal representatives, trustees, beneficiaries, assigns, employees, servants, affiliates, and alter egos, hereby fully and forever releases and discharges Sequana, and each of its predecessors, successors, licensees, transferees, legal representatives, trustees, beneficiaries, assigns, shareholders, directors, officers, partners, employees, servants, subsidiaries, divisions, administrators, affiliates, alter egos and parent corporations, from any and all, known or unknown, anticipated or unanticipated, suspected or unsuspected, or fixed, conditional or contingent actions or causes of action at law or in equity, suits, debts, demands, claims, contracts, covenants, liens, liabilities, losses, costs, expenses (including, without limitation, attorneys' fees) or damages of every kind, nature and description, arising out of or relating to the Lease and the Lease Disputes.

          2. Except as to the representations, warranties and obligations set forth in and arising from this Agreement, Sequana, on behalf of itself and each of its predecessors, successors, licensees, transferees, legal representatives, trustees, beneficiaries, assigns, employees, servants, affiliates, and alter egos, hereby fully and forever releases and discharges ARE, and each of its predecessors, successors, licensees, transferees, legal representatives, trustees, beneficiaries, assigns, shareholders, directors, officers, partners, employees, servants, subsidiaries, division, administrators, affiliates, alter egos and parent corporations, from any and all, known or unknown, anticipated or unanticipated, suspected or unsuspected, or fixed, conditional or contingent actions or causes of action at law or in equity, suits, debts, demands, claims, contracts, covenants, liens, liabilities, losses, costs, expenses (including, without imitation, attorney's fees) or damages of every kind, nature and description, arising out of or relating to the Lease and Lease Disputes.

          3. With respect to the covenants contained in Paragraphs 1 and 2 of this Agreement, each of the parties hereto expressly understands and agrees that this Agreement fully and finally releases and forever resolves the matters released and discharged in Paragraphs 1 and 2, including those which may be unknown, unanticipated and/or unsuspected. Each of the parties hereto acknowledges that it is aware that it or its agents or employees may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Agreement, but that it is its intention hereby fully, finally and forever to settle and release all of the claims, disputes and differences known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed between or among the parties, except as otherwise expressly provided herein. Upon the advice of legal counsel, each of the parties hereto hereby expressly waives all benefits under Section 1542 of the California Civil Code, as well as under any other statues or common law principles of similar effect of this or any other jurisdiction, to the extent that such benefits may contravene the provisions of Paragraphs 1 and 2 of this Agreement. Each of the parties hereto acknowledges that it has read and understands Section 1542 of the California Civil Code, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     EACH OF THE PARTIES HERETO, BEING AWARE OF SUCH CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPALS OF SIMILAR EFFECT.

INITIALED BY ARE:             INITIALED BY SEQUANA:

     4. Each of the parties hereto represents and warrants that it has not assigned or otherwise transferred (voluntarily, involuntarily or by operation of law) any right, title or interest in any claim which it has, may have or may have had and which is the subject of this Agreement. Each of the parties hereto agrees to indemnify, save and hold forever harmless the entities and persons released by such party under this Agreement from any claims, liabilities, demand, damages, costs and expenses, including attorneys' fees, incurred as a result of any person or entity asserting any such claim pursuant to any such assignment or transfer. It is the intention of the parties hereto that this indemnity does not require payment as a condition precedent to recovery.

     5. Each of the parties hereto warrants, represents and agrees that in executing this Agreement:

          a. It has received independent legal advice from its attorneys with respect to each aspect of this Agreement;

          b. It is not relying upon any representation or statement made by or on behalf of any of the entities and persons released by such party with respect to any aspect of this Agreement;

          c. It assumes the risk of any mistake of fact with regard to any aspect of this Agreement; and

          d. It carefully has read and considered this Agreement in it entirety and fully understands its contents and the significance of each of its aspects.

     6. No promise or inducement of any nature has been made other than those set forth in this Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except by a written instrument executed by all of the parties hereto.

     7. This Agreement shall be binding upon and shall inure to the benefit of the assignees, licensees, successors and transferees of the entities and persons releases hereunder, whether by license, sale, merger, reverse merger, sale of stock, insolvency, sale of assets, operation of law, or, without limitation, otherwise.

     8. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

     9. If any provision of this Agreement is found, determined, and/or adjudicated to be illegal, invalid or unenforceable, such finding shall in no way affect the legality, validity or enforceability of the remaining provisions of this Agreement, which shall be interpreted as if the illegal, invalid or unenforceable provision had been omitted.

     10. This Agreement may be executed in counterparts and each signed counterpart shall constitute a duplicate original.

     11. This Agreement shall be governed and constructed in accordance with the applicable laws of the State of California.

           Executed as of the date first written above.

                                        "Sequana"

                                        SEQUANA THERAPEUTICS, INC., a California corporation doing business as
                                        Axys Pharmaceuticals, Inc.


                                        By: _________________________________

                                        Its:_________________________________

                                        "ARE"

                                        ARE-JOHN HOPKINS COURT, a Delaware
                                        limited liability company

                                        BY:  ARE-QRS CORP., a Maryland
                                        Corporation, managing member


                                             By: __________________________

                                             Its:__________________________